Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

EastGroup Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o) and (r)	(1)	(1)	$750,000,000	0.00014760	$110,700
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$750,000,000		$110,700 (1)
	Total Fees Previously Paid							--
	Total Fee Offsets							$31,483.54(2)
	Net Fee Due							$79,216.46

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	EastGroup Properties, Inc.	424(b)(5)	333-268821	12/16/2022		$31,483.54(2)	Equity	Common Stock, $0.0001 par value per share	--	$285,694,510.61
Fee Offset Sources	EastGroup Properties, Inc.	424(b)(5)	333-268821		12/16/2022						$43,000.20(2)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-268821), filed on December 16, 2022.

(2)
EastGroup Properties, Inc. (the “Company”) has previously registered shares of its common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $750,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 16, 2022 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-268821), filed with the Securities and Exchange Commission on December 16, 2022. In connection with the filing of the Prior Prospectus Supplement, the amount of the registration fee was $82,650, which the Company satisfied through a fee offset claim in the amount of $39,649.80 and a contemporaneous fee payment in the amount of $43,000.20. As of the date of this prospectus supplement, shares of Common Stock having an aggregate offering price of up to $285,694,510.61 remain unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $31,483.54 that has already been paid and remains unused with respect to the unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $110,700 due for this offering. The remaining balance of the registration fee, $79,216.46, has been paid in connection with this offering. The registrant has terminated the offering that included the unsold shares of Common Stock under the Prior Prospectus Supplement.